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                                                                   EXHIBIT 23.1

                           INDEPENDENT AUDITORS' CONSENT OF
                                DELOITTE & TOUCHE LLP



We consent to the incorporation by reference in Registration Statements No. 33-15765, No. 33-47993, No. 33-64430, No. 33-64432, No. 33-80596, No.
33-80386, No. 33-14295, No. 33-27251, No. 33-32465, No. 33-32469, No.
33-41725, and No. 33-52759 of Medical Graphics Corporation on Form S-8 and in Registration Statements No. 33-32467 and No. 33-41721 of Medical Graphics Corporation on Form S-3 of our report dated February 13, 1998 (April 14, 1999 as to Note 13) appearing in this Amendment No. 1 to the Annual Report on Form 10-KSB of Medical Graphics Corporation for the year ended December 31, 1997 on Form 10-KSB/A.

April 14, 1999
       /s/ Deloitte & Touche LLP
Minneapolis, Minnesota


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